Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

OPTICAL CABLE CORPORATION

(In effect as of October 15, 2010)

TABLE OF CONTENTS

ARTICLE I

MEETINGS OF SHAREHOLDERS

1.1	Place and Time of Meetings	1
1.2	Organization and Order of Business	1
1.3	Annual Meeting	1
1.4	Special Meetings	4
1.5	Record Dates	4
1.6	Notice of Meetings	5
1.7	Waiver of Notice; Attendance at Meeting	6
1.8	Quorum and Voting Requirements	6
1.9	Proxies	7
1.10	Voting List	7
1.11	Action Without Meeting	8
1.12	Inspectors	9

ARTICLE II

DIRECTORS

2.1	General Powers	9
2.2	Number and Term	9
2.3	Nomination of Directors	9
2.4	Election	12
2.5	Removal; Vacancies	12
2.6	Annual and Regular Meetings	12
2.7	Special Meetings	13
2.8	Notice of Meetings	13
2.9	Waiver of Notice; Attendance at Meeting	13
2.10	Quorum; Voting	13
2.11	Electronic and Telephonic Meetings	14
2.12	Action Without Meeting	14
2.13	Compensation	14

ARTICLE III

COMMITTEES OF DIRECTORS

3.1	Committees	14
3.2	Authority of Committees	15
3.3	Audit Committee	15
3.4	Compensation Committee	15
3.5	Committee Meetings; Miscellaneous	15

ARTICLE IV

OFFICERS

4.1	Officers	16
4.2	Election; Term	16
4.3	Removal of Officers	16
4.4	Duties of the Chairman	17
4.5	Duties of the President	17
4.6	Duties of the Secretary	17
4.7	Duties of the Chief Financial Officer and/or the Treasurer	17
4.8	Duties of the Other Officers	18
4.9	Voting Securities of Other Corporations	18
4.10	Bonds	18

ARTICLE V

SHARE CERTIFICATES

5.1	Form	19
5.2	Transfer	19
5.3	Restrictions on Transfer	19
5.4	Lost or Destroyed Share Certificates	20

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1	Corporate Seal	20
6.2	Fiscal Year	20
6.3	Amendments	20

OPTICAL CABLE CORPORATION

BYLAWS

ARTICLE I

MEETINGS OF SHAREHOLDERS

1.1 Place and Time of Meetings. Meetings of shareholders of Optical Cable Corporation (the “Corporation”) shall be held at such place, either within or without the Commonwealth of Virginia, and at such time as may be provided in the notice of the meeting and approved by the Chairman of the Board of Directors (the “Chairman”), the President or the Board of Directors.

1.2 Organization and Order of Business. The Chairman or, in the Chairman’s absence, the President shall serve as chairman at all meetings of the shareholders. In the absence of both of the foregoing officers or if both of them decline to serve, the Board of Directors may appoint any person to act as chairman. The Secretary or, in the Secretary’s absence, an Assistant Secretary shall act as secretary at all meetings of the shareholders. In the event that neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall have the authority to establish the order of business, to make such rules and regulations, to establish such procedures and to take such steps as the chairman of the meeting may deem necessary or desirable for the proper conduct of each meeting of the shareholders, including, without limitation, the authority to make the agenda, adjourn and/or reconvene meetings, and to establish procedures for (i) dismissing of business not properly presented, (ii) maintaining of order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof and (vi) commencing, conducting and closing voting on any matter.

1.3 Annual Meeting. The annual meeting of shareholders, for the purpose of electing directors and transacting such other business as may properly come before the meeting, shall be held on the last Tuesday in March of each year, or such other date and time in any year as may be designated by the Board of Directors. If the date designated by this Section is a legal holiday, then the annual meeting of shareholders shall be held on the next succeeding business day. At each annual meeting of shareholders, only such business shall be conducted as is proper to consider and has been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a shareholder who (a) is a shareholder of record on the share transfer books of the Corporation of a class of shares standing in such shareholder’s name and entitled to vote on the business such shareholder is proposing, (1) at the time of the giving of the shareholder’s notice hereinafter described in this Section 1.3, (2) on the record date for such annual meeting and (3) at the time of the meeting, and (b) complies with the notice procedures set forth in this Section 1.3. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “1934 Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders.

In order to bring before an annual meeting of shareholders any business which may properly be considered and which a shareholder has not sought to have included in the Corporation’s proxy statement for the meeting, a shareholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice. To be timely, a shareholder’s notice must be given, either by personal delivery to the Secretary or an Assistant Secretary at the principal office of the Corporation or by registered or certified United States mail, with postage thereon prepaid, addressed to the Secretary at the principal office of the Corporation. Any such notice must be received not less than 120 days nor more than 150 days before the date of the anniversary of the immediately preceding annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the 120th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

Each such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) the name and address, as they appear on the Corporation’s stock transfer books, of the shareholder proposing business, and of any Shareholder Associated Person (as defined below); (ii)(a) the class and number of shares of the Corporation’s stock which are held of record or are beneficially owned (within the meaning of Rule 13d-3 under the 1934 Act) by such shareholder and any Shareholder Associated Person; (b) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such shareholder’s notice by, or on behalf of, such shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to shares of stock of the Corporation; and (c) a written agreement by such shareholder to update and supplement the information required to be provided under this clause (ii) by providing such information as of the record date for the annual meeting, with such information being provided to the Secretary of the Corporation at the principal executive office of the Corporation not later than 10 days after such record date, (iii) a representation that such shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business, (v) any interest which the shareholder or any Shareholder Associated Person may have in such business and (vi) a representation whether the shareholder or any Shareholder Associated Person intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) to solicit proxies from shareholders in support of such proposal.

A “Shareholder Associated Person” of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder, and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

The Secretary or Assistant Secretary shall deliver each shareholder’s notice that has been timely received to the Chairman for review.

The chairman of the meeting may dismiss any business that a shareholder attempts to bring before an annual meeting without complying with the foregoing procedure.

Notwithstanding the foregoing provisions of this Section 1.3, a shareholder seeking to have a proposal included in the Corporation’s proxy statement for an annual meeting of shareholders shall comply with the requirements of Regulation 14A under the 1934 Act, as amended from time to time, or with any successor regulation. The Corporation shall not be required to include any such proposal in its proxy statement or form of proxy unless the proponent has complied with the requirements of the 1934 Act. Except for the definitions of “Shareholder Associated Person” and “1934 Act”, the foregoing provisions are not applicable to shareholder nominations of directors, the process for which is set forth in Article 2.3.

1.4 Special Meetings. Special meetings of the shareholders may be called only by the Chairman, the President or the Board of Directors. Only business within the purpose or purposes described in the notice for a special meeting of shareholders may be conducted at the meeting. The election of directors by shareholders of the Corporation may be held only at an annual meeting of shareholders.

1.5 Record Dates. The Board of Directors shall fix, in advance, a record date to make a determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders, or to receive any dividend, or for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders.

When a determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

1.6 Notice of Meetings. Written notice stating the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (except when a different time is required in these Bylaws or by law) either personally or by mail, telephone, telegraph, teletype, telecopy or other form of wire or wireless communication or by private courier to each shareholder of record entitled to vote at such meeting and to such nonvoting shareholders as may be required by law. If mailed, such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid and addressed to the shareholder at his address as it appears on the share transfer books of the Corporation. If given in any other manner, such notice shall be deemed effective when (i) given personally, or (ii) sent by telecopy or other form of wire or wireless communication, or (iii) delivered to a private courier to be delivered.

Notice of a shareholder’s meeting to act on (i) an amendment of the Articles of Incorporation, (ii) a plan of merger or share exchange, (iii) the sale, lease, exchange or other disposition of assets of the Corporation otherwise than in the usual and regular course of business that would leave the Corporation without a significant continuing business activity or (iv) the dissolution of the Corporation, shall be given, in the manner provided above, not less than 25 nor more than 60 days before the date of the meeting. Any notice given pursuant to this section shall state that the purpose, or one of the purposes, of the meeting is to consider such action and shall be accompanied by (x) a copy of the proposed amendment, (y) a copy of the proposed plan of merger or share exchange or (z) a summary of the agreement pursuant to which the proposed transaction will be effected. If only a summary of the agreement is sent to the shareholders, the Corporation shall also send a copy of the agreement to any shareholder who requests it. If any of the actions to be considered at such meeting give rise to dissenters’ rights, the notice pursuant to this Section shall also state that the shareholders are or may be entitled to assert dissenters’ rights and shall be accompanied by a copy of the relevant article of the Virginia Stock Corporation Act.

If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date unless a court provides otherwise.

Notwithstanding the foregoing, no notice of a meeting of shareholders need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, with postage thereon prepaid, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of meetings of shareholders to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

1.7 Waiver of Notice; Attendance at Meeting. A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

1.8 Quorum and Voting Requirements. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting.

1.9 Proxies. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder’s attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if such transferee did not know of its existence when such transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

1.10 Voting List. The officer or agent having charge of the share transfer books of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. For a period of ten days prior to the meeting, such list shall be kept on file at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof. The original share transfer books shall be prima facie evidence as to which shareholders are entitled to examine such list or transfer books or to vote at any meeting of the shareholders. The right of a shareholder to inspect such list prior to the meeting shall be subject to the conditions and limitations set forth by law. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until such requirements are met. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the shareholders after the making of, any such demand shall be invalid and of no effect.

1.11 Action Without Meeting. Action required or permitted to be taken at a meeting of shareholders may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes or filing with the corporate records. Action taken by unanimous written consent shall be effective according to its terms when all consents are in the possession of the Corporation unless the consent specifies a different effective date, in which event the action taken under this section shall be effective as of the date specified therein, provided the consent states the date of execution by each shareholder. A shareholder may withdraw a consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

If not otherwise fixed pursuant to the provisions of Section 1.5 the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent described in the preceding paragraph.

1.12 Inspectors. An appropriate number of inspectors for any meeting of shareholders shall be appointed by the chairman of any such meeting. Any inspector(s) so appointed will receive and take charge of proxies and ballots, and, with input from the Corporation’s legal counsel, will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

ARTICLE II

DIRECTORS

2.1 General Powers. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

2.2 Number and Term. The Board of Directors of the Corporation shall consist of not less than three (3) nor more than nine (9) members, the exact number of which shall be determined from time to time by the Board of Directors or the shareholders. A decrease in number shall not shorten the term of any incumbent director. Unless a director dies, resigns or is removed by a vote of the shareholders, every director shall hold office for the term elected or until a successor to such director shall have been elected.

2.3 Nomination of Directors. No person shall be eligible for election as a director at an annual meeting of shareholders unless nominated by (i) the Board of Directors or (ii) a shareholder who (a) is a shareholder of record on the share transfer books of the Corporation of a class of shares standing in such shareholder’s name and entitled to vote for the election of directors, (1) at the time of the giving of the shareholder’s notice hereinafter described in this Section 2.3, (2) on the record date for such annual meeting and (3) at the time of the meeting, and (b) complies with the notice procedures set forth in this Section 2.3. The foregoing clause (ii) shall be the exclusive means for a shareholder to nominate a person for election as a director at an annual meeting of shareholders.

In order to nominate any persons who are not listed as nominees in the Corporation’s proxy statement for a shareholders’ meeting for election as directors at such meeting, a shareholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice. To be timely, a shareholder’s notice must be given either by personal delivery to the Secretary or an Assistant Secretary at the principal office of the Corporation or by registered or certified United States mail, with postage thereon prepaid, addressed to the Secretary at the principal office of the Corporation. Any such notice must be received not less than 120 days nor more than 150 days before the anniversary of the immediately preceding annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the 120th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

Each such shareholder’s notice shall set forth the following: (i) as to the shareholder giving the notice, (a) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder and of any Shareholder Associated Person (b) (i) the class and number of shares of the Corporation’s stock which are held of record or are beneficially owned (within the meaning of Rule 13d-3 under the 1934 Act) by such shareholder and any Shareholder Associated Person; (ii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such shareholder’s notice by, or on behalf of, such shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to shares of stock of the

Corporation; and (iii) a written agreement by such shareholder to update and supplement the information required to be provided under this clause (b) by providing such information as of the record date for the annual meeting, with such information being provided to the Secretary of the Corporation at the principal executive office of the Corporation not later than 10 days after such record date; (c) a representation that such shareholder is a shareholder of record at the time of giving the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (d) a description of all arrangements or understandings, if any, between such shareholder and each nominee and any Shareholder Associated Person or other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; and (e) a representation whether the shareholder or any Shareholder Associated Person intends or is part of a group that intends to solicit proxies from shareholders in support of such nomination; and (ii) as to each person whom the shareholder wishes to nominate for election as a director: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of the Corporation’s stock which are held of record or are beneficially owned (within the meaning of Rule 13d-3 under the 1934 Act) by such person; and (d) all other information that is required to be disclosed about nominees for election as directors in solicitations of proxies for the election of directors under the rules and regulations of NASDAQ and the Securities and Exchange Commission. In addition, each such notice shall be accompanied by the written consent of each proposed nominee to serve as a director if elected and such consent shall contain a statement from the proposed nominee to the effect that the information about the proposed nominee contained in the notice is correct. The Corporation may also require such other information regarding any proposed nominee as necessary or appropriate to determine the eligibility and qualifications of such proposed nominee to serve as a director of the Corporation.

The Secretary or Assistant Secretary shall deliver each shareholder’s notice that has been timely received to the Chairman for review. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

2.4 Election. Except as provided in Section 2.5 and in the Articles of Incorporation, the directors (other than initial directors) shall be elected by the holders of the common shares at each annual meeting of shareholders and those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without his prior consent.

2.5 Removal; Vacancies. The shareholders may remove one or more directors with or without cause. If a director is elected by a voting group, only the shareholders of that voting group may elect to remove such director. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove such director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. A director may be removed by the shareholders only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the shareholders at the next annual meeting of shareholders, (ii) the Board of Directors or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs. Any director elected by the Board of Directors shall serve until the next annual meeting of shareholders or until the election of a successor to such director.

2.6 Annual and Regular Meetings. An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held as soon as practicable following each annual meeting of shareholders for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chairman, the President or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

2.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President or a majority of the Directors of the Corporation and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

2.8 Notice of Meetings. No notice need be given of regular meetings of the Board of Directors. Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his residence or business address (or such other place as such director may have directed in writing) not less than twelve (12) hours before the meeting by mail, messenger, telecopy, telegraph or other means of written communication or by telephoning or otherwise verbally conveying such notice to the director. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

2.9 Waiver of Notice; Attendance at Meeting. A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director, at the beginning of the meeting or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.10 Quorum; Voting. A majority of the number of directors as determined in accordance with Section 2.2 of these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) such director objects, at the beginning of the meeting or promptly upon his arrival, to holding it or transacting specified business at the meeting or (ii) such director votes against or abstains from the action taken.

2.11 Electronic and Telephonic Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

2.12 Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

2.13 Compensation. The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors.

ARTICLE III

COMMITTEES OF DIRECTORS

3.1 Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Unless otherwise provided in these Bylaws, each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken.

3.2 Authority of Committees. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to shareholders action that is required by law to be approved by shareholders, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal these Bylaws, (v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; provided, however, that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

3.3 Audit Committee. The Board of Directors shall appoint an Audit Committee consisting of not less than three (3) directors whose membership shall meet the NASDAQ listing requirements, as amended from time to time. The responsibilities of the Audit Committee shall be determined by the Board of Directors and may be set forth in a Charter as approved from time to time by the Board of Directors.

3.4 Compensation Committee. The Board of Directors shall appoint a Compensation Committee consisting of not less than two (2) directors, whom shall not be officers of the Corporation, and whose membership shall meet the NASDAQ listing requirements, as amended from time to time. The responsibilities of the Compensation Committee shall be determined by the Board of Directors and may be set forth in a Charter as approved from time to time by the Board of Directors.

3.5 Nominating and Governance Committee. The Board of Directors shall appoint a Nominating and Governance Committee consisting of not less than two (2) directors, none of whom shall be officers of the Corporation, and whose membership shall meet the NASDAQ listing requirements as amended from time to time. The responsibilities of the Nominating and Governance Committee shall be determined by the Board of Directors and may be set forth in a Charter as approved from time to time by the Board of Directors.

3.6 Committee Meetings; Miscellaneous. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements and compensation of the Board of Directors shall apply to committees of directors and their members as well.

ARTICLE IV

OFFICERS

4.1 Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary, a Chief Financial Officer or Treasurer, and, in the discretion of the Board of Directors or the Chairman, one or more Vice-Presidents and such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. Any two or more offices may be held by the same person.

4.2 Election; Term. The Chairman, the President, the Secretary and the Chief Financial Officer or Treasurer shall be elected by the Board of Directors. The Chairman or the Board of Directors may, from time to time, appoint other officers. Officers elected by the Board of Directors shall hold office, unless sooner removed, until the next annual meeting of the Board of Directors or until their successors are elected. Officers appointed by the Chairman shall hold office, unless sooner removed, until their successors are appointed. The action of the Chairman in appointing officers shall be reported to the next regular meeting of the Board of Directors after it is taken. Any officer may resign at any time upon written notice to the Board of Directors or the officer appointing such officer and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

4.3 Removal of Officers. The Board of Directors may remove any officer at any time, with or without cause. The Chairman may remove any officer he or she appoints at any time, with or without cause. Such action by the Chairman shall be reported to the next regular meeting of the Board of Directors after it is taken.

4.4 Duties of the Chairman. The Chairman shall be the Chief Executive Officer of the Corporation. The Chairman shall have general charge of and be charged with the duty of supervision of the business of the Corporation and shall perform such duties as may, from time to time, be assigned to the Chairman by the Board of Directors.

4.5 Duties of the President. The President shall have such powers and perform such duties as generally pertain to that position or as may, from time to time, be assigned to the President by the Chairman or the Board of Directors.

4.6 Duties of the Secretary. The Secretary shall have the duty to see that a record of the proceedings of each meeting of the shareholders, the Board of Directors and any committee of the Board of Directors is properly recorded and that notices of all such meetings are duly given in accordance with the provisions of these Bylaws or as required by law; may affix the corporate seal to any document the execution of which is duly authorized, and when so affixed may attest the same; and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as, from time to time, may be assigned to the Secretary by the Chairman, the President or the Board of Directors or as may be required by law.

4.7 Duties of the Chief Financial Officer and/or the Treasurer. The Corporation may have a Chief Financial Officer and/or a Treasurer, as determined from time to time by the Chairman, the President or the Board of Directors. The Chief Financial Officer or the Treasurer, if there be one, or both, shall be subject to the control of the Board of Directors, the Chairman and the President, have charge of and be responsible for all securities, funds, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all monies or valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority granted by the Board of Directors; shall be custodian of the financial records of the Corporation; shall keep or cause to be kept full and accurate records of all receipts and disbursements of the Corporation; and shall have charge of and be responsible for all internal and external financial accounting functions and treasury functions;

and shall render to the Chairman, the President, or the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, shall perform such duties as may be assigned to the Chief Financial Officer or the Treasurer, by the Chairman, the President or the Board of Directors.

4.8 Duties of Other Officers. The other officers of the Corporation, which may include Vice Presidents, Assistant Vice Presidents, Assistant Treasurers, a Controller or Assistant Controllers, and Assistant Secretaries, shall have such authority and perform such duties as shall be prescribed by the Chairman, the President, the Board of Directors or by other officers authorized by the Board of Directors or these Bylaws to appoint them to their respective offices. To the extent that such duties are not so stated, such officers shall have such authority and perform the duties which generally pertain to their respective offices, subject to the control of the Chairman, the President or the Board of Directors.

4.9 Voting Securities of Other Corporations. Unless otherwise provided by the Board of Directors, each of the Chairman, President or the Secretary, in the name and on behalf of the Corporation, may appoint from time to time such officer or any other person (or persons) as proxy, attorney or agent for the Corporation to cast the votes which the Corporation may be entitled to cast as a shareholder, member or otherwise in any other corporation, partnership or other legal entity, domestic or foreign, whose stock, interests or other securities are held by the Corporation, or to consent in writing to any action by such other entity, or to exercise any or all other powers of this Corporation as the holder of the stock, interests or other securities of such other entity. Each of the Chairman, President or the Secretary may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation and under its corporate seal such written proxies, consents, waivers, or other instruments as may be deemed necessary or proper. Each of the Chairman, President or the Secretary may attend any meeting of the holders of stock, interests or other securities of any such other entity and vote or exercise any or all other powers of this Corporation as the holder of the stock, interest or other securities of such other entity.

4.10 Bonds. The Board of Directors may require that any or all officers, employees and agents of the Corporation give bond to the Corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.

ARTICLE V

SHARE CERTIFICATES

5.1 Form. Shares of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Certificates shall be signed by the President and the Secretary and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all of the signatures on a share certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued it may be issued by the Corporation with the same effect as if such individual or entity were such officer, transfer agent or registrar on the date of issue. Notwithstanding the foregoing, the Board of Directors may authorize the issue of shares of the Corporation without certificates. Within a reasonable time after the issue or transfer of share without certificates, the Corporation shall cause to be sent to shareholders holding shares not evidenced by certificates a written statement of the information required on certificates as required by applicable law.

5.2 Transfer. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of shares and/or certificates representing shares of the Corporation. Transfers of shares and/or certificates representing shares shall be made upon the books of the Corporation by book entry or by surrender of the certificates representing such shares endorsed or accompanied by written assignments given by the record owners or their attorneys-in-fact.

5.3 Restrictions on Transfer. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the shares or has been otherwise communicated in accordance with the requirements of law. Unless so noted or communicated, a restriction is not enforceable against a person without knowledge of the restriction.

5.4 Lost or Destroyed Share Certificates. The Corporation may issue a new share certificate or a written confirmation of its records with respect to shares in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or his legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate or written confirmation.

5.5 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The Corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge of facts which would cause the Corporation’s action in registering the transfer to amount to bad faith.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Corporate Seal. The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference “OPTICAL CABLE CORPORATION”. In the center shall be the word “SEAL”.

6.2 Fiscal Year. The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the twelve months ending October 31.

6.3 Amendments. These Bylaws may be amended or repealed, and new Bylaws may be adopted by the Board of Directors, at any regular or special meeting of the Board of Directors. Bylaws adopted by the Board of Directors may be repealed or changed and new Bylaws may be adopted by the shareholders, and the shareholders may prescribe that any Bylaw adopted by them shall not be altered, amended or repealed by the Board of Directors.

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